Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors

Jonathan Neely

(610) 459-6645

Endo Pharmaceuticals Announces Cash Tender Offer for Any and All Outstanding

Ledgemont PhaRMASM Secured 16% Notes

Chadds Ford, PA – August 26, 2009 – Endo Pharmaceuticals (Nasdaq: ENDP) announced today the commencement of a cash tender offer by its wholly-owned subsidiary, Endo Pharmaceuticals Solutions Inc., for any and all outstanding Ledgemont PhaRMASM Secured 16% Notes due 2024 (the “Notes”) of Ledgemont Royalty Sub LLC, Endo Pharmaceuticals Solutions Inc.’s wholly-owned subsidiary. The purpose of the tender offer is to acquire any and all Notes to reduce the consolidated interest expense of Endo.

The tender offer is being made pursuant to an Offer to Purchase, dated August 26, 2009, and related Letter of Transmittal, dated August 26, 2009, which set forth the terms and conditions and a more detailed description of the tender offer. The tender offer will expire at 5:00 p.m., New York City time, on September 24, 2009 (the “expiration time”), unless extended or earlier terminated.

The following table summarizes the material pricing terms for the tender offer:

Cusip No.	Title of Notes	Principal Amount Outstanding	Tender Offer Consideration(1)	Early Tender Payment(1)	Total Early Consideration(1)(2)
52328N AA3	Ledgemont PhaRMASM Secured 16% Notes due 2024	$105,000,000	$950	$50	$1,000

(1)	Per $1,000 principal amount of Notes accepted for payment by Endo Pharmaceuticals Solutions Inc.

(2)	The total early consideration includes the early tender payment and is payable only in respect of Notes validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on September 9, 2009, unless extended (the “early tender deadline”) and accepted for payment by Endo Pharmaceuticals Solutions Inc.

Holders must tender their Notes at or prior to the early tender deadline to be eligible to receive the total early consideration of $1,000 per $1,000 principal amount of Notes. Holders who tender their Notes after such time and at or prior to the expiration time will be eligible to receive the tender offer consideration of $950 per $1,000 principal amount of Notes, which is the total early consideration less the early tender payment. Payments for Notes purchased also will include accrued and unpaid interest on the Notes from the last interest payment date for the Notes to, but excluding, the payment date, which will occur on or before the third business day following the date that Endo Pharmaceuticals Solutions Inc. accepts Notes for purchase pursuant to the tender offer or promptly thereafter.

Endo Pharmaceuticals Solutions Inc.’s obligation to accept for purchase and to pay the tender offer consideration or the total early consideration, as outlined in the table above, as applicable, and the accrued and unpaid interest on Notes validly tendered (and not validly withdrawn) pursuant to the tender offer is conditioned upon the satisfaction or waiver of certain conditions. The tender offer is not conditioned upon any minimum principal amount of the Notes being tendered.

Notes tendered prior to the early tender deadline may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on September 9, 2009, but not thereafter unless required by law.

Endo Pharmaceuticals Solutions Inc. has retained Morgan Stanley & Co. Incorporated to serve as Dealer Manager for the tender offer. U.S. Bank National Association has been retained to serve as the Depositary for the tender offer.

For additional information regarding the terms of the tender offer, please contact Morgan Stanley at Morgan Stanley, Attention: Liability Management Group, 1585 Broadway, New York, New York, 10036, (800) 624-1808 or (212) 761-5384. Questions regarding the tender of Notes may be directed to the Depositary at (651) 495-3520. Requests for copies of documents should be directed to Endo Pharmaceuticals Solutions Inc., Attention: Investor Relations, 100 Endo Blvd., Chadds Ford, Pennsylvania, 19317, (610) 558-9800.

Endo Pharmaceuticals Solutions Inc. may, subject to applicable law, amend, extend or terminate the tender offer.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. The tender offer is being made only by the Offer to Purchase and the related Letter of Transmittal. The tender offer is not being made to noteholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Neither the Offer to Purchase nor the Letter of Transmittal has been filed with the Securities and Exchange Commission, nor has any such document been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or the Letter of Transmittal, and it is unlawful and may be a criminal offense to make any representation to the contrary. In any jurisdiction in which the tender offer is required to be made by a licensed broker or dealer, it shall be deemed to be made by the Dealer Manager on behalf of Endo Pharmaceuticals Solutions Inc.

About Endo

Endo Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used to treat and manage pain, overactive bladder, prostate cancer and the early onset of puberty in children, or central precocious puberty (CPP). Its products include LIDODERM®, a topical patch to relieve the pain of postherpetic neuralgia; Percocet® and Percodan® tablets for the relief of moderate-to-moderately severe pain; FROVA® tablets for the acute treatment of migraine attacks with or without aura in adults; OPANA® tablets for the relief of moderate-to-severe acute pain where the use of an opioid is appropriate; OPANA® ER tablets for the relief of moderate-to-severe pain in patients requiring continuous, around-the-clock opioid treatment for an extended period of time; Voltaren® Gel, which is owned and licensed by Novartis AG, a nonsteroidal anti-inflammatory drug indicated for the relief of the pain of osteoarthritis of joints amenable to topical treatment, such as those of the hands and the knees; SANCTURA® and its XR version for treatment of overactive bladder, VANTAS® for the palliative treatment of advanced prostate cancer, and SUPPRELIN® LA for the treatment of early onset puberty in children. The company markets its branded pharmaceutical products to physicians in pain management, neurology, surgery, oncology, endocrinology and primary care. More information, including this and past press releases of Endo Pharmaceuticals, is available at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the company’s financial position, results of operations, market position, product development and business strategy, as well as estimates of future total revenues, future expenses, future net income and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the possibility that the acquisition of Indevus is not complementary to Endo; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; competition in our industry, including for branded and generic products, and in connection with our acquisition of rights to assets, including intellectual property; government regulation of the pharmaceutical industry; our dependence on a small number of products and on outside manufacturers for the manufacture of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of controlled substances in many of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; our ability to protect our proprietary technology; our ability to successfully implement our in-licensing and acquisition strategy; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by the government; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total net sales; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of our products; the loss of branded product exclusivity periods and related intellectual property; and exposure to securities that are subject to market risk including auction-rate securities the market for which is currently illiquid; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on

Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our annual report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 2, 2009. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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